Realty

                            AGREEMENT
                      FOR PURCHASE AND SALE
                         OF REAL PROPERTY


          THIS AGREEMENT is entered as of the     day of March,
1999, by and between the seller or sellers identified on Schedule 1 attached hereto (herein collectively called "Seller"), and WXI/SPN Real Estate Limited Partnership, a Delaware limited partnership (herein called "Buyer").

                         R E C I T A L S

          A. Seller owns one or more certain parcels of land (collectively, the "Real Property") each located in the City and State set forth on Schedule 1, attached hereto, as each such Real Property is more particularly described on Exhibit A, attached hereto, together with all of the improvements (the "Improvements") and any fixtures (the "Fixtures") presently existing and located thereon and therein, and any personalty used exclusively in connection with the management and operation of the foregoing, including but not limited to the office equipment, maintenance equipment and supplies with respect to each Real Property described on Exhibit B attached hereto (the "Personalty") (hereinafter said Real Property, Improvements, Fixtures and Personalty are collectively called the "Property").

          B.   Buyer has participated in an auction (the
"Auction") to purchase said Property and Buyer, being the selected bidder, has agreed to purchase such Property on the terms and conditions set forth herein.

          C.   Pursuant to the terms and conditions of said
Auction and in connection with being selected as the successful bidder thereat, Buyer has agreed to execute this Agreement.

          D. The parties have agreed to the purchase and sale of the Property as set forth below.

          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreement contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and Buyer hereby mutually agree that this transaction shall be consummated upon the following terms, conditions and agreements:

          1. PURCHASE PRICE. The aggregate purchase price for the Property is Forty Six Million Nine Hundred Three Thousand

Nine Hundred Twenty One and 00/100 Dollars ($46,903,921.00) (the "Purchase Price"). Buyer acknowledges and agrees that the Purchase Price shall be in all respects net of any and all prepayment fees, premiums, penalties or similar charges, expenses, costs and sums (other than outstanding principal and accrued and unpaid interest) required to be paid to the holder of any loan (each a "Loan") secured by a mortgage and related security agreements, liens and financing statements encumbering a Property, as more particularly referenced on Exhibit C attached hereto (each, collectively, a "Mortgage"), pursuant to the related loan documents in order to fully satisfy such Mortgage (collectively, the "Prepayment Fees"), all as set forth on a payoff demand submitted by the holder of such Mortgage and approved by the Seller. The Buyer shall pay the Prepayment Fees at Closing in accordance with Section 1.2 below, provided, however, that if the Prepayment Fees for a Property are greater than the amount specified on Schedule 2 attached hereto, the Purchase Price for such Property shall be reduced by an amount equal to the excess of the actual Prepayment Fee for such Property over the amount specified for such Property on Schedule
2. The portion of the Purchase Price which is allocated to each Property (each, an "Allocated Purchase Price") is set forth on
Schedule 3, attached hereto. Subject to the prorations and adjustments hereinafter defined, Seller and the Buyer mutually agree that the Allocated Purchase Price for each Property shall be further allocated among Personalty and the remaining Property in accordance with the allocation set forth on Schedule 3 (collectively, the "Tax Allocations"), which Tax Allocations have been made in accordance with Section 1060 of the Internal Revenue Code of 1986 (as amended) and the Treasury Regulations promulgated thereunder (the Allocated Purchase Prices and the Tax Allocations hereinafter called, the "Allocations"). Each of the Seller and Buyer shall: (i) be bound by the Allocations for purposes of determining any taxes; (ii) prepare and file any tax returns on a basis consistent with the Allocations; (iii) take no position inconsistent with the Allocations on any applicable tax return, in any proceeding before any taxing authority or otherwise; and (iv) be bound by the Allocations in all other public filings and reports, including but not limited to any transfer tax declarations. In the event that the mutually agreed upon Allocations are disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other party hereto of the dispute. Notwithstanding the foregoing, nothing herein shall impair Buyer's right to initiate proceedings after the Closing in which the value of a Property is contested by Buyer for real estate tax purposes (including ad valorem and similar state and local taxes imposed based on the assessed value of real property) in accordance with applicable law.

          The Purchase Price shall be payable by Buyer to Seller as follows:

          1.1. EARNEST MONEY. In connection with the Auction, Buyer has delivered to the Title Insurer (as hereinafter defined), acting as escrow agent (the "Escrow Agent") the sum of Two Million Three Hundred Forty Five Thousand and 00/100 Dollars ($2,345,000.00) (such sum, together with any interest earned thereon, the "Earnest Money"). From and after the date the Earnest Money is delivered by Buyer, the Escrow Agent shall hold the Earnest Money in accordance with the Escrow Agreement attached hereto as Exhibit D (the "Escrow Agreement") in an interest-bearing account for the benefit of Buyer pending disposition as hereinafter set forth. The amount of Earnest Money allocated to each Property is set forth on Schedule 3 attached hereto (the "Allocated Earnest Money").

          1.2. PREPAYMENT FEES. The Prepayment Fees shall be deposited with Escrow Agent on or before the Closing Date (as hereinafter defined), by wire transfer of immediately available funds to Escrow Agent's account pursuant to Escrow Agent's instructions. The Prepayment Fees and the applicable portions of the Purchase Price shall be applied by Escrow Agent at Closing (as hereinafter defined) to pay off the Loans.

          1.3. BALANCE OF PURCHASE PRICE. The balance of the Purchase Price shall be deposited with Escrow Agent on or before the Closing Date (as hereinafter defined), by wire transfer of immediately available funds to Escrow Agent's account pursuant to Escrow Agent's instructions.

          2.   INSPECTION, REMEDIES AND CONTINGENCIES.

          2.1. BUYER INSPECTION. Buyer acknowledges and represents that as of the date of execution of this Agreement, Buyer has had the opportunity to review any engineering reports made available to potential bidders at the Auction during a due diligence period prior to the Auction, and has been given the opportunity to make a full and complete inspection of the Property, at Buyer's expense, including, but not limited to, inspection by construction experts, engineers and architects acceptable to Buyer, examining both obvious and latent conditions of the Property. Accordingly, except for the representations, warranties, covenants and agreements in this Agreement or in any of the documents (the "Closing Documents") executed and delivered by Seller to Buyer in connection with the Closing (as hereinafter defined), Buyer will have made its investment decision to enter into this Agreement based exclusively upon its own investigations or inspections with respect to the Property and has not relied, and will not have relied upon any express or implied, written or oral, representation of Seller or Seller's general partners (collectively, the "Selling Entity") or any of the Selling Entity's employees, agents, representatives, broker and attorneys, counsel for the respective plaintiffs in the litigation captioned In re: Prudential Securities Incorporated Limited Partnerships Litigation ("Litigation") in the United States District Court in the Southern District of New York, MDL Docket No. 1005, M-21-67 (MP), or any affiliates of any of them, hereinafter designated collectively as the "Protected Group", in entering into this Agreement. Buyer acknowledges that Seller has cooperated with Buyer in all requests for inspection or testing, and Seller agrees to cooperate with Buyer's reasonable requests for additional inspections and testing (to be conducted at Buyer's sole cost and expense) prior to the Closing Date (hereinafter defined), provided, however, that in no event shall facts or information which may be discovered by Buyer in so conducting any inspections or testing, (i) be the basis of any claim by Buyer against Seller, or any right of Buyer to terminate this Agreement or to request an adjustment to the Purchase Price or a cure by Seller of any condition or matter discovered by any such additional testing or inspection unless such inspections or tests reveal breaches of representations, warranties, covenants or agreements of Seller herein, in which case Buyer's remedies shall be as provided herein or (ii) otherwise affect or excuse any of Buyer's covenants, agreements and obligations under this Agreement unless such inspections or tests reveal breaches of representations, warranties, covenants or agreements of Seller herein, in which case Buyer's remedies shall be as provided herein. Buyer agrees to promptly repair and restore the Properties to the condition existing prior to any inspection or testing at the sole cost of Buyer and to Seller's reasonable satisfaction. Buyer also agrees not to interfere with any tenants at the Properties during any inspections or testing.

          2.2. ENVIRONMENTAL ASSESSMENT. Buyer acknowledges and represents that as of the date of execution of this Agreement Buyer has had the opportunity to review any Phase I and Phase II environmental reports made available to potential bidders at the Auction during a due diligence period prior to the Auction, and, at its expense, to conduct an environmental assessment of the Property including but not limited to hazardous substances or waste such as asbestos, chemicals, sewage (raw or treated), pesticides, petroleum, including crude oil or any fraction thereof, and any substance identified in any Federal, State, or other governmental legislation or ordinance. Buyer agrees to accept all risks to the Property and costs of cure arising out of the existence of any hazardous substance or waste.

          2.3. BUYER'S REMEDY. Except as may be otherwise expressly provided in this Agreement or in the Closing Documents, Buyer acknowledges that Seller has made no representations or warranties whatsoever regarding the accuracy or completeness of the reports referenced in this Section 2. Except as may be otherwise expressly provided in this Agreement or in the Closing Documents, Buyer agrees that Buyer has no legal or equitable remedy or recourse against Seller and the Protected Group, with respect to any inaccuracies or errors contained in any such report or arising out of any Property defect, or other adverse condition of the Property, whether known or unknown to or concealed or unconcealed by them or any of them.

          2.4. ASSUMPTION OF LIABILITIES. Except as expressly provided in this Agreement or in any Closing Documents, Buyer is not assuming any of the debts, liabilities, taxes or obligations of, or claims against, Seller of any kind or character, whether direct or contingent and whether known or unknown. The only transactions contemplated by this Agreement are the sale and purchase of the Property.

          3.   CLOSING.

          3.1. CLOSING. This transaction shall be closed (the "Closing") at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP 919 Third Avenue, New York, New York 10022 at such time or other place in New York, New York as the parties shall agree as soon as is practicable after the full execution of this Agreement but not later than forty-five (45) days therefrom or such later date on or before June 1, 1999 as may be required by Seller in order to prepay the Loans in accordance with the prepayment provisions of the Mortgages and related promissory notes (the "Closing Deadline"). The date on which the Closing occurs is herein called the "Closing Date". The Closing for all of the Properties shall occur simultaneously unless otherwise provided hereunder.

          3.2. SELLER'S CLOSING DELIVERABLES.  At or prior to
Closing, Seller shall deliver or cause to be delivered to Escrow
Agent, the following items for delivery or recordation upon close of escrow with respect to each Property:

          (a) Quitclaim deed (the "Deed") duly executed and acknowledged by Seller, conveying fee simple title to the Real Property, the Improvements and the Fixtures to Buyer, or if a quitclaim deed is not a valid means of conveyance in a particular jurisdiction, a deed without covenants or, if the use of such forms of deeds results in the Title Insurer raising an exception that would not be customarily acceptable to an institutional investor, a form of deed subject to the Permitted Exceptions that would be insurable by the Title Insurer without such exception;

          (b) bill of sale (the "Bill of Sale") duly executed by Seller, transferring to Buyer all of the Seller's right, title and interest in and to the Personalty;

          (c) assignment of all occupancy leases, licenses and other occupancy agreements then in effect, if applicable, pertaining to the Property (the "Leases"), duly executed and acknowledged by Seller, in a form reasonably acceptable to Buyer and Seller, assigning to Buyer the Seller's interest therein, with Buyer expressly assuming all obligations as landlord under such leases arising from and after the Closing Date and with Seller responsible for such obligations for the period prior to the Closing Date;

          (d) non-recourse assignment, to the extent assignable, of Seller's rights under the service or maintenance contracts described on Schedule 4 ("Service Contracts") pertaining to the Property;

          (e) non-recourse assignment, to the extent possible, of any licenses, permits, trade names and unexpired warranties, if any, pertaining to the Property;

          (f) certificates and resolutions demonstrating the authority of the persons executing the documents at the Closing;

          (g) a rent roll, certified as accurate by the Seller, which shall be current as of two business days prior to the Closing and which shall also state the amounts of all tenant security deposits (and any interest thereon required to be held under the Leases, if any) in the possession of Seller or required to be held by Seller (collectively, the "Security Deposits") and shall set forth all past due and uncollected rent and additional rent owed by tenants and all prepayments of rent;

          (h) originals of all written occupancy leases and Service Contracts, if applicable and to the extent available, for the Property, and if originals are not available, copies thereof. All such leases and Service Contracts shall be deemed delivered if they are on premises at the Property as of the Closing Date;

          (i) a certificate duly executed by Seller certifying that all of the representations and warranties set forth in
     Section 7.3 are true and correct in all material respects on the Closing Date as if made at and as of Closing Date or the extent to which any of such representations or warranties are no longer true and correct ("Seller's Representation Certificate"), which shall survive Closing for ninety (90) days;

          (j) a certification as to the Seller's non-foreign status which complies with the provisions of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, any regulations promulgated thereunder, and any revenue procedures or other officially published announcements of the Internal Revenue Service or the U.S. Department of the Treasury in connection therewith, duly executed by Seller;

          (k) general ledgers with respect to the calendar years ending December 31, 1997 and December 31, 1998;

          (l) documents, affidavits and undertakings (including a "Gap Undertaking" in the form set forth on Exhibit G hereto) reasonably requested by the Title Insurer to issue, effective as of the Closing Date, the policies of title insurance contemplated by this Agreement without any exception for matters (other than Permitted Exceptions) arising after the Closing Date and prior to the date the deeds of conveyance are recorded;

          (m) a notice to tenants for each Property informing such tenants as to the sale of such Property, signed by the current manager of such Property or if required by Buyer, jointly by such manager and Seller, in form reasonably acceptable to Buyer and Seller; and

          (n) such other documents as may be specifically required by this Agreement or as may reasonably be required by Buyer or the Title Insurer to carry out the terms and intent of this Agreement.

          On the Closing Date, and continuing for thirty (30) days after the Closing, Seller shall make available for photocopying by Buyer at Buyer's expense, during business hours and subject to reasonable prior notice from Buyer, any existing books, records, (including bookkeeping and accounting records) and currently effective agreements which are located at the regional offices of Seller's property manager and relate to the Property. For each Property, at Closing Seller shall provide all rent roll information in an ASCII format and shall transfer all applicable data files and cooperate to facilitate an orderly transfer of computer files pertaining to each Property.

          3.3. BUYER'S CLOSING DELIVERABLES  At or prior to
Closing, Buyer shall deliver or cause to be delivered to Escrow
Agent, the following items for delivery or recordation upon close of escrow:

          (a) assumption of the Leases and Service Contracts with respect to each Property to the extent of the obligations arising on and after the Closing Date in form reasonably acceptable to Buyer and Seller;

          (b) certificates and resolutions demonstrating the authority of the persons executing the documents at the Closing;

          (c)  the Prepayment Fees by wire transfer;

          (d)  balance of the Purchase Price by wire transfer;
     and

          (e) such other documents as may be specifically required by this Agreement or as may reasonably be required by Seller or the Title Insurer to carry out the terms and intent of this Agreement.

          3.4. CONTRACTS NOT BEING ASSIGNED. Seller shall not assign to Buyer and shall cancel as of the close of escrow:

          (a) the property management contract for each Property set forth on Schedule 5, attached hereto; and

          (b) any insurance policies, including but not limited to hazard insurance policies, then in force affecting any Property.

          Buyer acknowledges that the management contracts shall terminate automatically on the Closing Date in accordance with that certain side letter agreement dated October 13, 1998, a copy of which is attached hereto as Exhibit E and agrees that Seller has no obligation to deliver any further termination agreement or notice at Closing (but the foregoing acknowledgment and agreement shall not relieve Seller of its obligation under this Section 3.4 to terminate all property management agreements as of the Closing Date, at no cost or expense to Buyer, if such agreements are not terminable or have not been effectively terminated in accordance with such letter).

          3.5. PRORATIONS. The following shall be apportioned on a per diem basis as of 12:01 a.m. of the Closing Date ("Adjustment Date") and adjusted between the parties on the basis of the number of days in the month of the Closing with respect to each Property for items that are payable on a monthly basis and, for items that are not paid on a monthly basis, such items shall be adjusted on the basis of the number of days applicable to such period, with Seller receiving a credit for all amounts prepaid by Seller for any period from and after the Closing Date and Seller charged with any unpaid charges for the period prior to the Closing Date:

          (a) Real estate and other taxes, assessments and charges, and other municipal and State charges, license and permit fees, water and sewer rents and charges, if any, on the basis of the fiscal period for which assessed or charged;

          (b) Water, electric, gas, steam and other utility charges for service furnished to the Property;

          (c) Fuel, if any, and all taxes thereon, on the basis of a reading taken as close as possible to the Adjustment
     Date;

          (d)  Base rents and any other rental payments (the
     "Rents") paid under the terms of the Leases for the month of Closing or thereafter;

          (e)  Any amounts paid or payable under any Service
     Contracts being assigned to Buyer;

          (f) All costs associated with telephone directory listings and any other prepaid advertising;

          (g) Any other customary adjustments made in connection with the sale of similar type buildings.

          There will be no proration of insurance costs at Closing. Except as may be otherwise provided herein, all other expenses and liabilities which are attributable to the period prior to the Closing Date shall be the obligation of Seller and those which are attributable to the period from and after the Closing Date shall be the obligation of Buyer. To the extent there are items of prepaid income, Buyer shall receive a credit attributable to the period from and after the Closing Date.

          3.6. APPORTIONMENT FORMULA. For purposes of the foregoing apportionments and adjustments, the following procedures shall govern with respect to each Property:

          (a) Any apportionment of income and expense items shall be apportioned to the Seller based upon the formula (the "Apportionment Formula") wherein the numerator is the number of days in such month that the Property was owned by the Seller and the denominator is the total number of days in that month for items that are payable on a monthly basis and, for items that are not paid on a monthly basis, such items shall be adjusted on the basis of the number of days applicable to such period, with Seller receiving a credit for all amounts prepaid by Seller for any period from and after the Closing Date and Seller charged with any unpaid charges for the period prior to the Closing Date. To the extent there are items of prepaid income, Buyer shall receive a credit attributable to the period from and after the Closing Date. In addition, if there were "front-end fees" paid to Seller under a Service Contract, the amount of such fee shall be amortized over the term of such Service Contract and the portion applicable to the period from and after the Closing Date shall be a credit to Buyer.

          (b) If the Closing Date shall occur before the real estate tax rate is fixed, the apportionment of such taxes shall be made using the real estate taxes for the immediately preceding year, with a reapportionment in the event the new tax rate and valuation can be ascertained during the Adjustment Period (as hereinafter defined).

          (c) If there are water meters on the Property, Seller shall furnish meter readings to a date not more than thirty days prior to the Adjustment Date; and the unfixed meter charges for the intervening time to the Adjustment Date shall be apportioned based upon estimates using such prior meter readings, unless final readings therefor as of the Closing shall have been obtained, in which case such final readings shall be used for the apportionment. As soon as the expenses for the period shall be known, Seller and Buyer shall recalculate the adjustment with the result that Seller shall pay for those expenses attributable to the period prior to the Closing Date and Buyer shall pay for those expenses attributable to the period commencing with the Closing Date.

          (d) The apportionment of utility charges shall be made upon the basis of charges shown on the latest available bills for such utilities, unless final meter readings therefor as of the Closing shall have been obtained, in which case such final readings shall be used for the apportionment. The charges shown on such available bills for periods prior to the Adjustment Date shall be paid by Seller, and for the period from the date of each such last available utility bill to the Adjustment Date an apportionment shall be made based upon estimates using such last available bill. As soon as the expenses for the period shall be known, Seller and Buyer shall recalculate the adjustment with the result that Seller shall pay for those expenses attributable to the period prior to the Closing Date and Buyer shall pay for those expenses attributable to the period commencing with the Closing Date.

          (e) All taxes, water and sewer charges and assessments for public improvements which are liens upon a Property as of the Closing Date, will be allowed to Buyer as a credit against the Allocated Purchase Price for such Property, subject to apportionment as herein provided, and the existence of any such lien shall not constitute an objection to title.

          (f) If Buyer collects any non-delinquent Rents after the Closing which are applicable to the month in which the Closing occurs, the Seller's pro rata share of such Rents shall be paid to the Seller promptly upon receipt.

          (g) If any tenant is delinquent in the payment of Rents on the Closing Date, Rents received from such tenant after the Closing Date shall be applied in the following order of priority: (a) first to current rentals and any other amounts currently owed to Buyer; and (b) then to delinquent rentals with respect to the period before Closing. If Rents or any portion thereof received by Seller or Buyer after the Closing Date are payable to the other party by reason of this allocation, the appropriate sum shall be promptly paid to the other party

          (h) All Security Deposits (required to be held by Seller under the Leases which have not been applied by Seller in accordance with the terms of the Leases) shall be transferred and delivered to Buyer on the Closing Date or, at Seller's option, credited against the Purchase Price.

          Buyer and Seller agree that the provisions of Sections
3.5 and 3.6 shall survive the Closing for a period of ninety (90) days after the Closing Date ("Adjustment Period"), during which period Buyer and Seller shall agree on a reconciliation of the prorations described herein. If the parties cannot agree on a reconciliation within such ninety (90) day period then such matter shall be submitted to arbitration in accordance with the terms of Section 10 below.

          3.7. COSTS. The fees of the Escrow Agent, transfer taxes, recording fees, standard title insurance premiums for owner's title policies and all other closing and recording costs shall be borne equally by Seller and Buyer. Each party shall pay its own professional fees including but not limited to attorneys' and accountants' fees, and Buyer shall pay for (i) the cost of any endorsements or affirmative coverage in connection with the issuance of title policies, and (ii) any further updates or modifications to the Surveys requested by Buyer or Buyer's lender.

          3.8. CONDITIONS TO SELLER'S AND BUYER'S OBLIGATION TO
CLOSE. The obligations of Seller and Buyer to close under this Agreement as to a particular Property are subject to the fulfillment, prior to or at Closing, of the following:

     that there shall not be in effect any statute, regulation, order, decree or judgment of any governmental entity having jurisdiction which renders illegal or enjoins or prevents the sale of such Property to Buyer.

     In no event shall the failure of this condition as to a particular Property be a condition to Buyer's or Seller's obligations hereunder with respect to another Property.

          3.9. CONDITIONS TO SELLER'S OBLIGATION TO CLOSE. The obligations of Seller to close under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following (all or either of which may be waived in writing by Seller):

          (a) The representations and warranties of Buyer herein as set forth in Section 7.4 shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, as if made at and as of such date except as otherwise expressly provided herein.

          (b) On and as of the Closing Date, Buyer shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with prior to or on the Closing Date.

          3.10. CONDITIONS TO BUYER'S OBLIGATION TO CLOSE. The obligations of Buyer to close under this Agreement are subject to the fulfillment, prior to or at Closing, of the following (all or any of which may be waived in writing by Buyer):

          (a) The representations and warranties of Seller, as set forth in Section 7.3 herein, shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, as if made at and as of such date except as otherwise expressly provided herein.

          (b) On and as of the Closing Date, Seller shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with prior to or on the Closing Date.

          (c) On the Closing Date, (i) the Title Insurer (hereafter defined) shall be unconditionally obligated and prepared, subject to the payment of the applicable title insurance premium and other related charges, to issue to Buyer an owner's title insurance policy for the Property in compliance with the Title Commitments (hereafter defined), free and clear of all mortgages (including all of the Mortgages), liens, encumbrances, easements, leases, conditions and other matters affecting title other than matters created or granted by Buyer and the Permitted Exceptions (hereafter defined), and (ii) the Seller shall have delivered the Gap Undertaking to the Title Insurer.

          (d) As of the Closing Date, Seller shall not have commenced (within the meaning of any Bankruptcy Law) a voluntary case, nor shall there have been commenced against Seller an involuntary case, nor shall Seller have consented to the appointment of a Custodian of it or for all or any substantial part of its property, nor shall a court of competent jurisdiction have entered an order or decree under any Bankruptcy Law that is for relief against Seller in an involuntary case or appointed a Custodian of Seller for all or any substantial part of its property. The term "Bankruptcy Law" means Title 11, U.S. Code, or any similar state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          3.11.     ESCROW FOR SURVIVING WARRANTIES AND
AGREEMENTS. On the Closing Date, the Seller shall deposit with the Escrow Agent, pursuant to an escrow agreement in the form attached hereto as Exhibit F executed by Buyer, Seller and the Escrow Agent, an amount equal to Six Hundred Twelve Thousand Two
Hundred Thirty Seven and 00/100 Dollars ($612,237.00) (the "Post-Closing Escrow") as security for the obligations of Seller arising from a breach of a surviving representation, warranty, covenant or agreement of Seller under this Agreement. The Post-Closing Escrow shall be reduced proportionally in the event that a Closing does not occur hereunder with respect to a particular
Property based on the ratio that such Property bears to the Purchase Price (prior to reduction as a result of the termination of this Agreement as to such Property). The Buyer's right to claim all or any portion of the Post-Closing Escrow shall terminate ninety (90) days after the Closing, upon which termination the balance of the Post-Closing Escrow (less any amounts in dispute), if any, shall be returned to Seller.

          4.   POSSESSION AND RISK OF LOSS PRIOR TO CLOSING.

          4.1. CASUALTY. In the event of physical damage to a Property or destruction thereof due to a casualty (a "Casualty"), affecting all or any part of a Property, without fault of Buyer, prior to the Closing Date, Seller and Buyer agree as follows with respect to such damage or destruction, specifically exclusive of non-physical losses such as business losses incidental thereto:

          (a) If, prior to the Closing Date, a Property is damaged due to a Casualty and the cost of repairing such damage, as is reasonably determined by an independent engineer and appraiser selected by Seller (the "Repair Cost") is less than One Million and 00/100 Dollars ($1,000,000.00), then Seller and Buyer shall proceed to close the sale of all of the Property without any abatement of the Purchase Price, provided however that Seller shall, at Seller's election, either: (i) repair the Casualty to such Property prior to Closing at Seller's expense or (ii) assign to Buyer at Closing, without recourse or warranty of any nature whatsoever, all of Seller's right, title and interest in and to any casualty insurance policies covering such Casualty with respect to the Property, and Seller shall pay to Buyer the deductible plus any uninsured amounts plus all payments theretofore made by such insurers as a result of such loss after deducting therefrom the costs of collection thereof (an "Assignment of Proceeds").

          (b) If, prior to the Closing Date, any Property is damaged due to a Casualty and the Repair Cost equals or exceeds One Million and 00/100 Dollars ($1,000,000.00), then Seller shall have the option to: (i) repair the Casualty to such Property prior to Closing or (ii) terminate this Agreement in its entirety, upon which termination, provided that Buyer is not in default hereunder, Buyer's Earnest Money shall be returned to Buyer. Notwithstanding anything herein to the contrary, Seller shall have the right to adjourn the Closing Date as to such Property for such reasonable period as shall be necessary to repair any such Casualty, not to exceed one hundred eighty (180) days.

          (c) If more than one Property is to be acquired pursuant to this Agreement and the Repair Cost as to a particular Property equals or exceeds One Million and 00/100 Dollars ($1,000,000.00) such damaged Property may, at Seller's election, be removed from this Agreement and this Agreement terminated as to such Property, upon written notice from Seller to Buyer. In the event of such a termination, provided that Buyer is not in default hereunder, Buyer's Allocated Earnest Money as to such Property shall be returned to Buyer at Closing. If Seller elects to remove a Property from this Agreement and terminate this Agreement as to such Property, or to terminate this Agreement in its entirety due to a Casualty as described in this Section 4.1, then Buyer shall have the option, to be exercised by delivering written notice to Seller of such election within ten days after Buyer's receipt of written notice of Seller's election, to accept all of the Property together with an Assignment of Proceeds with respect to the affected Property.

          4.2. CONDEMNATION. If, prior to the Closing Date, all or any portion of the Property is condemned or taken by eminent domain, then this Agreement shall nevertheless remain in full force and effect without any abatement of the Purchase Price. In such event, Seller shall convey the Property to Buyer at the Closing in its then condition, and Buyer shall be entitled to receive all net or condemnation awards otherwise payable to Seller as a result of such loss or damage and, in full satisfaction of any claims by Buyer against Seller, Seller shall assign to Buyer at Closing, without recourse or warranty of any nature whatsoever, all of Seller's right, title and interest in and to any claims Seller may have to any condemnation awards, as well as all rights or pending claims of Seller with respect to such condemnation or taking of the Property, and Seller shall pay to Buyer all payments theretofore made by such condemning authorities as a result of such loss after deducting therefrom the costs of collection thereof.

          5.   TITLE.

          5.1. PRELIMINARY TITLE REPORT, COMMITMENT AND SURVEY. Seller has provided or otherwise made available to Buyer with respect to each Property: a copy of a preliminary title report or a commitment for an ALTA (or the equivalent in the applicable jurisdiction) policy of Owner's title insurance (each a "Title

Commitment", collectively, the "Title Commitments") issued by First American Title Insurance Company or a comparable national title insurance company selected by Seller (the "Title Insurer") and a copy of the current survey(s) prepared by licensed public land surveyors according to ALTA standards (each a "Survey", collectively, the "Surveys"). Buyer has agreed to accept each Property subject to any and all exceptions to title insurance coverage contained on the related Title Commitment, including, but not limited to any exceptions to coverage based upon matters shown on the related Survey, (collectively, the "Initial Exceptions"). Upon Closing, each said Title Commitment shall show fee simple title to the related Property as vested in Seller subject to (i) all of the Initial Exceptions previously shown in such Title Commitment at time of execution of this Agreement,
(ii) any New Title Exceptions (defined herein) which are not identified as Title Defects by Buyer in accordance with the provisions hereof, and (iii) any Title Defects which are waived in writing by Buyer (clauses (i), (ii) and (iii) collectively, the "Permitted Exceptions"). Notwithstanding the foregoing, the Permitted Exceptions shall not include any of the Mortgages, Voluntary Liens or mechanic's liens or the "standard" exceptions except that (i) the standard exception for "parties in possession" shall be a Permitted Exception if modified by the Title Insurer to provide materially for "rights of tenants, as tenants only, under unrecorded leases," and (ii) such standard exceptions shall be Permitted Exceptions if the deletion is not permitted under applicable law or will not be removed upon delivery by the Seller of the Title Insurer's owner's affidavit in the form attached hereto as Exhibit G and an ALTA survey certified to the Title Insurer.

          If after the date hereof and prior to the time of Closing, Buyer receives written updates to said Title Commitments to include any new exceptions which were not previously shown therein, including, but not limited to, any new exceptions based upon Survey updates, Buyer shall deliver to Seller within 10 business days of the delivery of said updated Title Commitments written notice setting forth its objections to any new matter encumbering any Property (each a "New Title Exception") which, taken alone or in the aggregate with other New Title Exceptions encumbering such Property, impairs such Property's current use or value (each a "Title Defect"). Seller shall have the option to:
(i) cure any Title Defect prior to Closing or (ii) terminate this Agreement in its entirety, upon which termination, provided that Buyer is not in default hereunder, Buyer's Earnest Money shall be returned to Buyer. Notwithstanding anything herein to the contrary, Seller shall have the right to postpone the Closing Date for such reasonable period as shall be necessary to cure any Title Defect not to exceed sixty (60) days. If more than one

Property is to be acquired pursuant to this Agreement and Seller elects not to cure a Title Defect with respect to a Property, such Property may be removed from this Agreement and this Agreement terminated as to such Property. In the event of such a termination, provided that Buyer is not in default hereunder, Buyer's Allocated Earnest Money as to such Property shall be returned to Buyer at Closing. If Seller elects to terminate this Agreement in its entirety or with respect to a particular Property due to a Title Defect as described in this paragraph, then Buyer shall have the option to waive such Title Defect and accept the Property subject to the applicable Title Defect provided however that Buyer exercise such option in writing within ten (10) business days of Seller's notice of said election.

          5.2. PERMITTED EXCEPTIONS. Subject to the terms and conditions of this Agreement, Buyer agrees to accept each Property subject to the Permitted Exceptions. Notwithstanding anything herein to the contrary, in no event or circumstances shall a Title Defect (except for liens and encumbrances created, granted or assumed pursuant to one or more instruments executed by Seller ("Voluntary Liens")) and mechanic's liens) include any title exception or matter encumbering the Property the cost of which to cure or reduction in value is, when aggregated with any other Title Defect for such Property, less than or equal to Fifty Thousand and 00/100 Dollars ($50,000.00), provided, however, that should the cost to cure the New Title Exceptions (except for Voluntary Liens and mechanic's liens) or reduction in value with respect to a particular Property, in the aggregate ("Aggregate Curative Cost"), be greater than Fifty Thousand and 00/100 Dollars ($50,000.00) then: Buyer may send a written notice setting forth its objections to such exceptions or matters pursuant to the same notice requirements provided in Section 5.1 above and if Seller elects to cure such New Title Exceptions pursuant to Section 5.1 (i) above, Seller shall be obligated to cure only such New Title Exceptions (except for Voluntary Liens and mechanic's liens) such that the resulting Aggregate Curative Cost for the uncured New Title Exceptions objected to by Buyer with respect to a particular Property will be an amount less than or equal to Fifty Thousand and 00/100 Dollars ($50,000.00). In lieu of curing any New Title Exception, which Seller may elect to eliminate under this Agreement, Seller may (subject to Buyer's reasonable approval other than with respect to mechanics liens) deposit with the Title Insurer such amount of money as may be determined by the Title Insurer as being sufficient to induce the Title Insurer, without the payment of any additional premium by Buyer, to omit such New Title Exception from Buyer's title
insurance policy.   Notwithstanding the foregoing, Seller shall
not be obligated, under any circumstances, to cure any exception or matter encumbering the Property other than Voluntary Liens or mechanics liens.

          5.3. RESOLUTION OF TITLE ISSUES. Buyer and Seller shall make reasonable efforts to agree as to the existence of any Title Defect. If the Seller and Buyer do not agree on the foregoing within fifteen (15) days after Seller's receipt of Buyer's notice described in Section 5.1 above, then the Parties shall submit the matter to binding arbitration in accordance with the terms of Section 10 below.

          5.4. TITLE INSURANCE POLICY. Seller's obligations to deliver title to the Property shall be satisfied by the issuance of a extended coverage owner's title insurance policy with respect to each Property issued by the Title Insurer, insuring Buyer in the amount of the Allocated Purchase Price for such Property and showing the Property to be subject to the Permitted Exceptions.

          6. BROKER. Each of the parties warrants to the other that no broker, salesman or agent has been engaged or used in connection with this transaction. To the fullest extent permitted by law, each party agrees to indemnify the other party against any and all loss, claims, liability, and expense, including reasonable attorneys' fees, arising out of any claim for commission or fee incurred or allegedly incurred by the indemnifying party.

          The provisions of this Section 6 shall survive the Closing.

          7.   SELLER'S DISCLAIMERS;  REPRESENTATIONS,
               COVENANTS AND WARRANTIES.

          7.1. PROPERTY SOLD "AS IS" WITHOUT WARRANTY. Except as may be otherwise expressly provided in this Agreement or the Closing Documents, Buyer agrees and acknowledges that Buyer is purchasing the Property "AS IS", in its existing condition and subject to its present defects, in reliance on Buyer's own investigation and that no other representations or warranties of any kind whatsoever, written or oral, express or implied, have been made by Seller or the Protected Group, including without limitation representations relating to zoning, site and physical conditions, toxic and hazardous materials or waste, soils content, or any matter affecting the ability of the Buyer to use the Property or the suitability of the Property to Buyer's purposes. Buyer further acknowledges and agrees that as of the Closing Date, Buyer shall have investigated, inspected, and made itself aware of all zoning regulations, other governmental requirements, site and physical conditions, the existence or nonexistence of toxic or hazardous materials or waste, soil conditions, and other matters affecting the use and condition of the Property.

          Additionally and specifically, except as may be otherwise expressly provided in this Agreement or the Closing Documents, Seller makes no representation whatsoever, express or implied: (a) that the Property is in good or any other condition; (b) that the buildings and other Improvements, if any, were built or are currently in compliance with plans and/or specifications; (c) that the buildings and other Improvements, if any, were built in accordance with either good or acceptable construction and/or engineering practices; (d) that the buildings and other Improvements, if any, were built or are currently in compliance with applicable zoning or building code requirements including, but not limited to applicable safety codes or laws and the Americans with Disabilities Act or any State or local law concerning disabled persons; (e) that the Property is free of major or minor, latent or patent defects; (f) that the Property has no hazards; (g) that the Property complies with Federal, State or local laws or any other standards regarding toxic, hazardous or unhealthful materials; (h) that the Property complies with Federal, State and local environmental laws; (i) as to the existence of soil instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides; and (j) as to any other matter affecting the stability or integrity of the land or any buildings or improvements situated on or part of the Property.

          Without limiting the generality of the foregoing, Buyer agrees to purchase the Property subject to any and all notices of violations of law or municipal ordinances, orders or requirements whatsoever noted in or issued by any federal, state, municipal or other governmental department, agency or bureau having jurisdiction over the Property (collectively, "Violations"), or any lien, fine or penalty imposed in connection with any of the foregoing, or any condition or state of repair imposed in connection with any of the foregoing, or any condition or state of repair or disrepair or other matter or thing, whether or not noted, which, if noted, would result in a Violation being placed on the Property. Seller shall have no duty to remove or comply with or repair any such Violations, liens or other conditions and Buyer shall accept the Property subject to all such Violations and liens, the existence of any conditions at the Property which would give rise to such Violations or liens, if any, and any governmental claims arising from the existence of such Violations and lien, in each case without any abatement of or credit against the Purchase Price. Notwithstanding the foregoing, in connection with any Violations that are issued after the date of this Agreement, but on or prior to the Closing Date, (i) any liens, fines and/or penalties imposed on the Property after the date of this Agreement, but on or prior to the Closing Date, by reason of the existence of such Violations and (ii) any cure costs associated with such Violations with respect to a particular Property shall be addressed in the same fashion in which New Title Exceptions are addressed hereunder, and Seller's and Buyer's respective rights and obligations with respect thereto shall be governed by the provisions of Sections 5.1 and 5.2 hereof. Notwithstanding anything contained herein to the contrary, the provisions of this Section 7.1 requiring Buyer to acquire title to the Property subject to a Violation arising from the non-payment of an item which is to be apportioned hereunder shall not abrogate the provisions of Sections 3.5 and 3.6 requiring the apportionment thereof or Seller's liability for a breach of Section 7.3 or Section 11 of this Agreement.

          7.2. SELLER UNDER NO DUTY TO DISCLOSE CONDITION.
Except as provided in Section 7.3 or Section 11, Buyer acknowledges and agrees that Seller and the Protected Group shall have no duty to disclose to Buyer any information known to them, or any of them, concerning the condition of the Property, defects in the Property, failure of the Property to comply with plans, specifications, building codes, life safety codes, safety laws, hazardous materials, environmental laws or any other laws or codes or construction standards affecting the Property. If any duty to disclose exists, Buyer expressly waives that duty as to all of the above-referenced persons and entities. Without limiting the foregoing if any information is disclosed to Buyer, except as provided in this Agreement, Seller makes no representation or warranties whatsoever with respect to the accuracy or completeness of any information provided to Buyer. Buyer has conducted its own independent investigation.

          7.3. SELLER'S REPRESENTATIONS. Seller represents, covenants and warrants to the Buyer as of the date hereof and the Closing Date (each of which is being relied upon by Buyer and each of which shall survive Closing for a period of ninety (90)
days) that:

          (a) Organization and Authorization. Prudential-Bache/A.G. Spanos Realty Partners L.P., I is a limited partnership duly organized and validly existing under the laws of the State of Delaware. The execution and delivery of this Agreement and the transactions contemplated hereby have been authorized by all requisite corporate and limited partnership action of Seller and the general partners of Seller.

          (b) No Conflicting Agreements. The execution and delivery by Seller of, and the performance of and compliance by Seller with, the terms and provisions of the this Agreement do not (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the organizational and governing documents or any other agreement or instrument to which Seller is a party or by which all or any part of the Property is bound, (ii) violate any restriction, requirement, covenant or condition to which all or any part of the Property is bound, (iii) constitute a violation of any judgment, decree or order applicable to Seller or specifically applicable to a Property, or (iv) require the consent, waiver or approval of any third party which has not been obtained by Seller which, in the aggregate, would have an adverse effect on Seller's ability to perform its obligations hereunder.

          (c) Leases. As of the date(s) of the rent rolls attached hereto as Schedule 6 (the "Rent Rolls"), there were no written or oral leases, license agreements, occupancy agreements or tenancies for any space in the Real Property other than the leases set forth on the Rent Rolls. Seller has delivered to Buyer a true, correct and complete copy of the form of lease used for the Property and has delivered or made available prior to the date of this Agreement, true, correct and complete copies (including all amendments and modifications) of each lease set forth on the Rent Rolls. The listing of arrearages of rent payable by tenants set forth on the Rent Rolls, as set forth in the delinquency reports attached hereto as Schedule 6, were true and accurate as of the date(s) of such delinquency reports. Seller has the sole right to collect rent under each Lease and such right has not been assigned, pledged, hypothecated or otherwise encumbered, except for an assignment as security for the payment of any Loan that Seller shall use a portion of the Purchase Price to repay in full at or prior to settlement hereunder.

          (d) Service Contracts. To the actual knowledge of Seller, all Service Contracts which will be assigned to Buyer at Closing are set forth on Schedule 4, and a correct copy of each Service Contract was made available to Buyer prior to the date of this Agreement.

          (e)  Management and Leasing Agreements.  On the Closing
     Date, there will be no contracts or agreements in effect with any party for the management or leasing of the Property which will be binding upon Buyer.

          (f) Litigation. Except for the Litigation and the matters set forth on Schedule 7, Seller has not received written notice of any actions, suits or claims pending against or affecting the Property or any part thereof. The Seller has made available to Buyer a correct copy of the Stipulation of Settlement with Spanos Defendants dated as of May 12, 1997, and such stipulation is in full force and effect and has not been modified in any way that would affect the transactions contemplated by this Agreement. The Seller has not received any notice that any such action, suit or claim is threatened. Except as may relate to the Litigation, the Seller is not operating under or subject to any order, writ, injunction or decree that relates to the Property or any part thereof.

          (g) Environmental Reports. The environmental reports referred to in Schedule 8 are all the material reports in Seller's possession dealing with environmental matters relating to the Property that were prepared during the past five years. Except as disclosed in such reports, Seller has not received from any governmental body having authority any material written complaint, order, citation or violation notice with regard to air emissions, water discharges, noise emissions and hazardous or toxic materials or substances, if any, or any other environmental matters affecting the Property or any part thereof.

          (h) FIRPTA. Seller is a "United States person" within the meaning of Sections 1445(f)(3) and 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

          (i) Personal Property. Seller has good title to all the Personalty and the execution and delivery to Buyer of the Bill of Sale required by Section 9(b)(ii) shall vest good title to all of the Personalty in Buyer, free and clear of liens, encumbrances and adverse claims (except for liens that will be discharged as of the Closing Date).

          (j) Operating Statements. The operating statements for the Property delivered by Seller to Buyer prior to the execution of this Agreement are not inconsistent with any other cash basis operating statements for the Property for the operating period to which they relate that have been prepared by or for Seller.

          (k)  Engineering Reports.  The reports referred to in
     Schedule 9 attached hereto are all of the material reports on the physical and structural condition of the Property prepared by a licensed engineering firm engaged by Seller and in Seller's possession that were prepared during the past five years.

          (l) Title. Seller has good, valid and insurable title to the Real Property together with the Improvements subject to the Permitted Exceptions.

          7.4. BUYER'S REPRESENTATIONS. In consideration of Seller's entering into this Agreement and as an inducement to Seller to sell the Property, Buyer makes the following covenants, representations, and warranties, each of which is material and is being relied upon by Seller, and each shall survive the Closing:

          (a) Buyer's Authority. Buyer is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Delaware. Buyer has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

          (b) Buyer's Action. All requisite action (corporate, partnership, trust or otherwise) has been taken by Buyer in connection with entering into this Agreement and the consummation of the transactions contemplated by this Agreement;

          (c) Individual Authority. The individual(s) executing this Agreement on behalf of Buyer has the legal power, right, and actual authority to bind Buyer to the terms and conditions of this Agreement;

          (d) Lender Authorization. Neither the execution and delivery of this Agreement, nor the occurrence of the obligations set forth in this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance with the terms of this Agreement will (i) conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, the organizational and governing documents of Buyer, any bond, note or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, agreement, lease or other agreement or instrument to which Buyer is a party or by which any of Buyer's properties may be bound, (ii) constitute a violation of any judgment, decree or order applicable to Buyer, or (iii) require the consent, waiver of approval of any third party which has not been obtained by Buyer, which, in the aggregate, would have a material adverse effect on Buyer's ability to perform its obligations hereunder;

          (e) Adequate Funds. Buyer has adequate funds or available credit resources to pay the Purchase Price at the Closing Date as provided hereunder;

          (f) Sophisticated Buyer. Buyer is an experienced and sophisticated real property purchaser; and

          (g) Representation by Counsel. Buyer has had the opportunity to confer with counsel of Buyer's choice for a complete explanation of the meaning and significance of each provision of this Agreement.

          8.   INDEMNIFICATION.

          8.1. INDEMNIFICATION. To the fullest extent provided by law, Buyer agrees to indemnify and hold Seller and the Protected Group harmless from and against all claims, damages, liabilities, obligations, costs, damages, injuries, losses and expenses arising (i) out of the Buyer's inspection of the Property prior to or as of the Closing Date, or (ii) after the Closing Date as a result of the condition, operation or management of the Property attributable to Buyer's acts or omissions. Buyer further agrees to pay for Seller's and the Protected Group's reasonable costs of defense, including reasonable attorney fees and expert fees, pertaining to the foregoing indemnification rights, to be provided by attorneys reasonably acceptable to Seller and the Protected Group.

          The provisions of this Section 8.1 shall survive the Closing Date.

          9.   DEFAULT; TERMINATION; LIQUIDATED
               DAMAGES AND OTHER REMEDIES.

          9.1. IF BUYER FAILS TO COMPLY WITH ITS OBLIGATIONS UNDER THIS AGREEMENT AND COMPLETE THE TRANSACTION CONTAINED IN THIS AGREEMENT IN VIOLATION OF THE TERMS HEREOF, THE PARTIES AGREE THAT SELLER SHALL BE PAID OR RETAIN A SUM EQUAL TO THE EARNEST MONEY DEPOSIT REQUIRED HEREUNDER, AS LIQUIDATED AND AGREED UPON DAMAGES AS ITS SOLE REMEDY, WHEREUPON THIS AGREEMENT SHALL BE NULL AND VOID, AND NEITHER SELLER NOR BUYER NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER. SUCH AMOUNT IS PRESUMED TO BE THE AMOUNT OF DAMAGES SUSTAINED BY A BREACH, AS IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX THE ACTUAL AMOUNT OF DAMAGES. IN PLACING THEIR INITIALS AT THE PLACES PROVIDED, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE

AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO
EXPLAINED THE CONSEQUENCES OF THIS DAMAGES PROVISION AT THE TIME
THIS AGREEMENT WAS MADE.

AUTHORIZED REPRESENTATIVE
OF SELLER'S INITIALS

BUYER'S OR AUTHORIZED REPRESENTATIVE
OF BUYER'S INITIALS

          9.2. (a) IF PRIOR TO CLOSING, SELLER DEFAULTS IN ANY OF THE COVENANTS, AGREEMENTS OR OBLIGATIONS TO BE PERFORMED BY SELLER UNDER THIS AGREEMENT AT OR PRIOR TO CLOSING AND SUCH DEFAULT IS NOT CURED BY THE EARLIER OF (A) THE CLOSING DATE OR
(B) THE DATE WHICH IS TEN (10) DAYS AFTER NOTICE OF SUCH DEFAULT FROM BUYER TO SELLER, THEN, AND IN SUCH EVENT BUYER, AS ITS SOLE REMEDY THEREFOR, MAY EITHER (1) TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO SELLER, WHEREUPON SELLER SHALL REFUND TO BUYER THE EARNEST MONEY DEPOSIT REQUIRED HEREUNDER, PLUS THE ACTUAL AND REASONABLE OUT-OF-POCKET COSTS AND EXPENSES INCURRED BY BUYER ON OR AFTER THE FINAL BID DATE (AS DEFINED HEREIN), UP TO AN AGGREGATE MAXIMUM OF EIGHTY EIGHT THOUSAND EIGHT HUNDRED EIGHTY EIGHT AND 00/100 DOLLARS ($88,888.00) ("BUYER'S REIMBURSABLE EXPENSES"), AS LIQUIDATED AND AGREED UPON DAMAGES, WHEREUPON THIS AGREEMENT SHALL BE NULL AND VOID, AND NEITHER SELLER NOR BUYER NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER AT LAW OF IN EQUITY FOR DAMAGES OR OTHERWISE, OR (2) SEEK SPECIFIC PERFORMANCE OF SELLER'S OBLIGATIONS HEREUNDER, WITHOUT ABATEMENT, CREDIT AGAINST OR REDUCTION OF THE PURCHASE PRICE.

          (b) IF ON OR PRIOR TO THE CLOSING DATE, (I) BUYER SHALL BECOME AWARE OF AN INACCURACY IN ANY REPRESENTATION OR WARRANTY MADE BY SELLER PURSUANT TO SECTION 7.3 HEREOF (AS MADE AS OF THE DATE HEREOF) WHICH HAS A MATERIAL ADVERSE EFFECT ON BUYER OR (II) BUYER SHALL BECOME AWARE OF AN INACCURACY IN ANY REPRESENTATION OR WARRANTY MADE BY SELLER PURSUANT TO SELLER'S REPRESENTATION CERTIFICATE (AS MADE AS OF THE CLOSING DATE) WHICH HAS A MATERIAL ADVERSE EFFECT ON BUYER, THEN, AND IN ANY OF SUCH EVENTS, BUYER MAY TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO SELLER, WHEREUPON SELLER SHALL RETURN TO BUYER THE EARNEST MONEY AND BUYER'S REIMBURSABLE EXPENSES AS LIQUIDATED AND AGREED UPON DAMAGES, WHEREUPON THIS AGREEMENT SHALL BE NULL AND VOID AND NEITHER SELLER NOR BUYER NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER AT LAW OR IN EQUITY FOR DAMAGES OR OTHERWISE. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, SELLER SHALL HAVE THE RIGHT UPON NOTICE TO BUYER, TO SUSPEND SUCH TERMINATION NOTICE AND TO ADJOURN THE CLOSING FOR SUCH REASONABLE PERIOD AS

SHALL BE NECESSARY TO CURE SUCH INACCURACY TO BUYER'S REASONABLE SATISFACTION, NOT TO EXCEED SIXTY (60) DAYS FROM THE DATE OF BUYER'S TERMINATION NOTICE, UPON WHICH CURE BUYER'S TERMINATION NOTICE SHALL BE DEEMED REVOKED. WITHOUT LIMITING THE GENERALITY OF THIS SECTION, IN NO EVENT SHALL THE OCCURRENCE OF ANY OF THE EVENTS OR CIRCUMSTANCES DESCRIBED IN THIS SECTION 9.2(b) GIVE RISE TO ANY OBLIGATION OF SELLER TO CURE ANY INACCURACY IN ANY REPRESENTATION OR WARRANTY OR OTHERWISE MAKE SELLER LIABLE FOR DAMAGES ON ACCOUNT THEREOF. FOR PURPOSES OF THIS SECTION 9.2, THE PHRASE "MATERIAL ADVERSE EFFECT ON BUYER" SHALL MEAN ONE OR MORE INACCURACIES IN ANY OF THE REPRESENTATIONS OR WARRANTIES MADE BY SELLER PURSUANT TO SECTION 7.3 HEREOF OR PURSUANT TO SELLER'S REPRESENTATION CERTIFICATE WHERE BUYER CAN REASONABLY DEMONSTRATE THAT THE LIABILITIES, LOSS, CURATIVE COST OR EXPENSE WITH RESPECT TO A PARTICULAR PROPERTY RESULTING FROM SUCH INACCURACIES AND FROM ANY NEW TITLE EXCEPTIONS ARE, IN THE AGGREGATE, MORE THAN FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00). IN THE EVENT SELLER ELECTS TO CURE SUCH INACCURACIES OR NEW TITLE EXCEPTIONS, SELLER SHALL BE OBLIGATED TO CURE ONLY SUCH INACCURACIES AND NEW TITLE EXCEPTIONS SUCH THAT THE RESULTING AGGREGATE LIABILITIES, LOSS, CURATIVE COST OR EXPENSE WILL BE AN AMOUNT LESS THAN OR EQUAL TO FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00). IF ANY SUCH INACCURACY IN ANY REPRESENTATION OR WARRANTY UNDER SECTION 7.3 OR PURSUANT TO SELLER'S REPRESENTATION CERTIFICATE SHALL NOT HAVE A MATERIAL ADVERSE EFFECT ON BUYER, AS DETERMINED IN ACCORDANCE WITH THIS SECTION, THEN BUYER SHALL NOT BE ENTITLED TO ANY RIGHT OR REMEDY UNDER THIS AGREEMENT, AT LAW OR EQUITY, AS A RESULT OF SUCH INACCURACY, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO TERMINATE THIS AGREEMENT IF BUYER SHALL BECOME AWARE OF SUCH INACCURACY ON OR BEFORE THE CLOSING.

          (c)  ANY DAMAGE AMOUNT TO BE PAID PURSUANT TO THIS
SECTION 9.2 IS PRESUMED TO BE THE AMOUNT OF DAMAGES SUSTAINED BY A BREACH, AS IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX THE ACTUAL AMOUNT OF DAMAGES. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, IN NO EVENT SHALL SELLER (BEYOND ITS INTEREST IN THE PROPERTY) OR THE PROTECTED GROUP HAVE ANY PERSONAL LIABILITY UNDER THIS AGREEMENT WHATSOEVER AND BUYER SHALL UNDER NO CIRCUMSTANCES INITIATE ANY ACTION IN COURT OR BY ARBITRATION AGAINST THE PROTECTED GROUP UNLESS IT IS PROCEDURALLY REQUIRED BY LAW TO NAME A MEMBER OF THE PROTECTED GROUP IN ORDER TO INITIATE SUCH PROCEEDING, WHICH NAMING SHALL NOT ALTER THE ABOVE WAIVERS AND LIMITATIONS.

          (d) IF SELLER DISCLOSES TO BUYER IN WRITING OR BUYER DISCLOSES TO SELLER IN WRITING PRIOR TO CLOSING, (I) A DEFAULT IN ANY OF THE COVENANTS, AGREEMENTS OR OBLIGATIONS TO BE PERFORMED BY SELLER UNDER THIS AGREEMENT, AND/OR (II) A MATERIAL INACCURACY

IN ANY REPRESENTATION OR WARRANTY OF SELLER MADE IN THIS AGREEMENT OR PURSUANT TO SELLER'S REPRESENTATION CERTIFICATE, AND BUYER ELECTS TO PROCEED TO CLOSING, THEN UPON THE CONSUMMATION OF THE CLOSING, BUYER SHALL BE DEEMED TO HAVE WAIVED ANY SUCH DEFAULT AND/OR MATERIAL INACCURACY AND SHALL HAVE NO CLAIM AGAINST SELLER ON ACCOUNT THEREOF. IN PLACING THEIR INITIALS AT THE PLACES PROVIDED, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE IN THIS SECTION 9.2 AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THESE DAMAGES PROVISIONS AT THE TIME THIS AGREEMENT WAS MADE

AUTHORIZED REPRESENTATIVE
OF SELLER'S INITIALS

BUYER'S OR AUTHORIZED REPRESENTATIVE
OF BUYER'S INITIALS

          9.3. TERMINATION. Notwithstanding anything contained herein, this Agreement may be terminated as follows:

          (a) By Seller, if any reductions or adjustments to the Purchase Price result in the Purchase Price being reduced to an amount which is less than the purchase price that would be produced by the final bid submitted by the Spanos Defendants, as such term is defined in the Stipulation of Settlement with Spanos Defendants pertaining to the Litigation;

          (b) By Seller or Buyer in accordance with any rights of termination expressly conferred under the terms of this Agreement or if any of the applicable conditions precedent have not been satisfied or waived by the party who is the beneficiary of such conditions precedent; and

          (c) By Seller or Buyer as to all of the Properties, if a court of competent jurisdiction or arbitrator issues a binding and final order permanently preventing the sale of any Property to Buyer.

          In the event this Agreement is terminated in its entirety or as to a particular Property pursuant to any of the foregoing provisions, this Agreement shall thereupon become null and void in its entirety or as to such Property, as applicable, and neither Seller nor Buyer nor any of their respective representatives shall have any further rights or obligations hereunder, provided, however, that the Confidentiality Agreement and the Indemnification Agreement (each as defined herein) shall remain in full force and effect. If this Agreement is terminated as to a particular Property pursuant to the foregoing provisions, the Purchase Price shall be reduced by an amount equal to the Allocated Purchase Price for such Property.

          10.  ARBITRATION.

          10.1.     ARBITRATION OF DISPUTES.

          The parties agree that any controversy or claim arising out of or related to this Agreement, whether claimed under the law of tort or the law of contract or any other laws, shall be submitted to the American Arbitration Association (the "Association") (or any successor organization) for arbitration. Notwithstanding the foregoing, the parties shall have the right to file an action for injunctive relief with a court of competent jurisdiction to preserve the status quo pending the final resolution of such arbitration. All arbitration shall be finally determined in New York City and shall be governed in accordance with the Rules for Commercial Arbitration of the Association (or any successor thereto) and the judgment or the award rendered may be entered in any court having jurisdiction provided that the judgment or award is based upon the proper interpretation and application of New York law. Each party shall pay 50% of the fees and expenses of the Association. If the matter in dispute arises prior to the Closing Date, the Closing Date shall be adjourned pending resolution of the matter in dispute. Upon resolution of such dispute the parties shall take whatever action is required to be taken pursuant to this Agreement or the final determination of an arbitrator.

          10.2. LIMITATION ON DISCOVERY. In a mutual effort to expedite the arbitration and limit the cost of dispute resolutions, the parties agree that there shall be limited discovery as directed by the arbitrator, and if a party intends to call its own expert witness or adduce expert testimony, then that party must notify the other party of the name, address and all educational background of that witness and provide a complete (complete means no subsequent data, references or opinions may be added, referred to or testified to) report describing all of such expert's investigations, findings and conclusions not later than sixty (60) days before arbitration. Each party shall, on written demand, make its expert available for deposition not later than twenty (20) days before the arbitration hearing. Failure to make the expert available for deposition shall permanently preclude the arbitrator(s) from considering the expert's testimony. The deposition may not be admitted or used as a substitute for the live testimony of the expert at the hearing under any circumstances. The arbitrator(s) shall not have the power to subpoena any documents, records, reports or writings of either party.

          11.  CONDUCT OF BUSINESS.    During the period from
January 15, 1999 (the "Final Bid Date") to the Closing Date, except (i) as Buyer shall otherwise agree, (ii) as necessary in connection with the transactions contemplated herein, or (iii) as otherwise permitted under Article 4 hereof, Seller shall operate the Property in the ordinary and usual course, consistent with past practice.

          (a) Between Final Bid Date and the Closing Date, Seller agrees that, without Buyer's written consent in each case, it will not voluntarily grant, create, assume or permit to be created any mortgage, lien, encumbrance, easement, covenant, condition, right-of-way or restriction upon the Property or voluntarily take or permit any action adversely affecting the title to the Property as it exists on the date hereof.

          (b) Between the date hereof and the Closing Date, Seller agrees that, without Buyer's prior written consent, it will not enter into any new leases except in accordance with the leasing guidelines and credit approval guidelines attached hereto as
               Schedule 10.

          (c) Between the Final Bid Date and the Closing Date, the Seller will not remove any material Personalty from the Property except in the ordinary course of business and provided such Personalty is replaced with items of the same or better quality.

          (d) Seller will not return any security deposits held or required to be held by Seller which have been deposited by tenants with respect to Leases terminating between the date hereof and the Closing Date unless and until Seller has verified that all equipment, fixtures and appliances located in the subject apartment are in working order and the apartment is otherwise in the condition required for the return of such deposits under such Leases.

          The Provisions of this Section 11 shall survive the Closing for a period of ninety (90) days.

          12. REASONABLE EFFORTS; PUBLIC ANNOUNCEMENTS. Each party hereto will use all reasonable efforts to perform all acts required to consummate the transactions contemplated hereby as promptly as practicable. Such acts shall include, without limitation, the provision of any information to and submission of any filing with any governmental entity having jurisdiction. The foregoing notwithstanding, except as may be required to comply with the requirements of any applicable laws or regulations or of the court with respect to the Litigation and the rules and regulations of each stock exchange upon which the securities of one of the parties is listed (including, but not limited to, the filing of Form 8-K by Seller) and except communications by Seller to holders of limited partnership interests in Seller (copies of which will be made available to employees of the general partners of Seller or their affiliates who, in the case of communications which include the Purchase Price, shall be informed of Seller's obligations under this Section 12), no press release or similar public announcement or communication shall, if prior to the Closing, be made or caused to be made concerning the execution or performance of this Agreement, unless the parties shall have consulted in advance with respect thereto. Subject to the provisions of Section 13.8(b), Seller's obligations under the previous sentence shall survive the Closing. In the event Buyer elected to inspect the Property prior to the Auction, Buyer has agreed to indemnify and hold Seller harmless with respect matters relating to such inspections in accordance with a certain Inspection Indemnification Agreement dated January 7, 1999, executed by affiliates of Buyer (the "Indemnification Agreement"). Buyer shall keep such information confidential, subject to the terms and conditions of the Confidentiality Agreement dated October 28, 1998, by affiliates of Buyer (the "Confidentiality Agreement").

          13.  GENERAL PROVISIONS.

          13.1. TIME. Time shall be of the essence of this Agreement. If any expiration or deadline date falls on a Saturday, Sunday or legal holiday, it shall be extended to the next following business day.

          13.2. EFFECT OF WAIVER OF PROVISION OR REMEDY. No waiver by a party of any provision of this Agreement shall be considered a waiver of any other provision or any subsequent breach of the same or any other provision, including the time for performance of any such provision. The exercise by a party of any remedy provided in this Agreement or at law shall not prevent the exercise by that party of any other remedy provided in this Agreement or at law.

          13.3. INTEGRATED ENTIRE AGREEMENT. This Agreement and the attached exhibits, along with the Confidentiality

Agreement, the Escrow Agreement and the Indemnification Agreement constitute the entire agreement between the parties relating to the sale of the Property. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement in writing are of no force and effect and may not be relied upon for any purpose whatsoever by any party to this Agreement. Any amendment to this Agreement shall be of no force and effect unless it is in writing and signed by Buyer and Seller. Any statements or representations made by any person, whether or not a party to the Agreement, whether or not an employee or other representative of Seller or Buyer, shall not be relied upon by either Seller or Buyer and shall not be of any force and effect for any purpose whatsoever, except for the statements and representations in this Agreement.

          13.4. NO REPRESENTATION REGARDING LEGAL EFFECT OF DOCUMENT. No representation, warranty, or recommendation is made by Seller or the Protected Group, or their brokers, respective agents, employees, or attorneys regarding the legal sufficiency, legal effect, or tax consequences of this Agreement or the transaction, and each signatory has had the opportunity to submit this Agreement to its qualified legal and/or financial advisor before signing it.

          13.5. COUNTERPARTS. This Agreement and all amendments and supplements to it may be executed in any number of counterparts, at different places and times, all of which taken together shall constitute one and the same instrument, which shall be deemed dated as of the day and year first above written. Buyer and Seller shall each receive one duplicate original.

          13.6. BINDING ON SUCCESSORS. This Agreement inures to the benefit of, and is binding on, the parties and, without affecting the limitations of paragraph 9, their respective heirs, personal representatives, successors, and assigns.

          13.7. INTERPRETATION. Titles and headings of sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement. All recitals set forth at the beginning of this Agreement are, by this reference, fully incorporated into this Agreement. All exhibits referred to in this Agreement are deemed fully incorporated herein. As used herein: (a) the singular shall include the plural (and vice versa) and the masculine or neuter gender shall include the feminine gender (and vice versa) as the context may require; (b) locative adverbs such as "herein", "hereto", and "hereunder" shall refer to this Agreement in its entirety and not to any specific section or paragraph; and
(c) the terms "include", "including", and similar terms shall be construed as though followed immediately by the phrase "but not limited to". All parties have jointly participated in the negotiation and drafting of this Agreement, upon advice of their own independent counsel or have had an opportunity to do so, and this Agreement shall be construed fairly and equally as to all parties as if drafted jointly by them.

          13.8. SURVIVAL. (a) Except as otherwise expressly provided in this Agreement, no provision of this Agreement, (i.e., no representation warranty, covenant, certification, indemnification, agreement or other obligation set forth in any provision of this Agreement, in Seller's Representation Certificate or in Seller's certification of any rent rolls) shall survive the Closing (and, accordingly, no claim arising out of the same may be commenced after the Closing), and the delivery and acceptance of the conveyance deed shall be deemed to be full performance and discharge of each such representation, certification, indemnification, warranty, covenant, agreement or other obligation.

     (b) WITH RESPECT TO (I) AN INACCURACY IN ANY REPRESENTATION OR WARRANTY OF SELLER MADE PURSUANT TO SECTION 7.3 HEREOF (AS MADE AS OF THE DATE HEREOF) OR AN INACCURACY IN ANY REPRESENTATION OR WARRANTY OF SELLER MADE PURSUANT TO SELLER'S REPRESENTATION CERTIFICATE (AS MADE AS OF THE CLOSING DATE) WHICH, IN ANY CASE, HAS A MATERIAL ADVERSE EFFECT ON BUYER, EXPRESSLY SURVIVES THE CLOSING PURSUANT TO THIS AGREEMENT AND IS NOT WAIVED HEREUNDER OR (II) A DEFAULT IN ANY OF THE COVENANTS, AGREEMENTS OR OBLIGATIONS TO BE PERFORMED BY SELLER UNDER THIS AGREEMENT (OTHER THAN SECTIONS 3.4, 3.5, 3.6, 6 AND 12) WHICH EXPRESSLY SURVIVES THE CLOSING AND IS NOT WAIVED HEREUNDER, BUYER SHALL HAVE, AS ITS SOLE REMEDY THEREFOR, A CLAIM AGAINST SELLER TO BE SATISFIED SOLELY FROM THE POST-CLOSING ESCROW ON ACCOUNT THEREOF; PROVIDED THAT (1) ANY SUCH CLAIM NOT BROUGHT WITHIN NINETY (90) DAYS AFTER THE CLOSING DATE SHALL BE DEEMED WAIVED,
(2) BUYER HEREBY WAIVES THE RIGHT TO COLLECT OR SEEK TO COLLECT PUNITIVE DAMAGES, (3) IN NO EVENT SHALL SELLER'S AGGREGATE LIABILITY FOR ANY SUCH CLAIM EXCEED THE AMOUNT OF FUNDS IN THE POST-CLOSING ESCROW, AND BUYER HEREBY WAIVES THE RIGHT TO COLLECT OR SEEK ANY AMOUNTS IN EXCESS OF THE AMOUNT OF THE POST-CLOSING ESCROW, (4) IN NO EVENT SHALL SELLER BE RESPONSIBLE FOR THE FIRST FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00) PER PROPERTY OF LIABILITIES, LOSS, CURATIVE COST OR EXPENSE WITH RESPECT TO ANY INACCURACIES (IN THE AGGREGATE) DESCRIBED IN CLAUSE (I) ABOVE AND
(5) IN THE EVENT THAT BUYER'S CLAIM IS DETERMINED TO EXCEED THE AMOUNT OF THE POST-CLOSING ESCROW, BUYER AGREES TO ACCEPT THE AMOUNT OF THE POST-CLOSING ESCROW AS LIQUIDATED AND AGREED UPON DAMAGES, WHEREUPON NEITHER SELLER NOR ANY OF ITS REPRESENTATIVES SHALL HAVE ANY FURTHER LIABILITIES OR OBLIGATIONS HEREUNDER AT

LAW OF IN EQUITY FOR DAMAGES OR OTHERWISE OTHER THAN SURVIVING OBLIGATIONS, IF ANY, UNDER SECTIONS 3.4, 3.5, 3.6, 6 AND 12 HEREOF. ANY DAMAGE AMOUNT TO BE PAID PURSUANT TO CLAUSE (5) ABOVE IS PRESUMED TO BE THE AMOUNT OF DAMAGES SUSTAINED BY A BREACH, AS IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX THE ACTUAL AMOUNT OF DAMAGES. BUYER HEREBY WAIVES ALL REMEDIES WITH RESPECT TO ANY DEFAULT BY SELLER OF ITS OBLIGATIONS UNDER
SECTION 12 HEREOF AND THE CONFIDENTIALITY AGREEMENT WHICH EXPRESSLY SURVIVE THE CLOSING AND ARE NOT WAIVED HEREUNDER (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR MONETARY DAMAGES), OTHER THAN PURSUIT OF A RESTRAINING ORDER OR INJUNCTIVE RELIEF TO PREVENT SELLER'S VIOLATION OF SUCH PROVISION TO THE EXTENT AVAILABLE TO BUYER UNDER APPLICABLE LAW. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, IN NO EVENT SHALL SELLER (BEYOND ITS INTEREST IN THE PROPERTY) OR THE PROTECTED GROUP HAVE ANY PERSONAL LIABILITY UNDER THIS AGREEMENT WHATSOEVER AND BUYER SHALL UNDER NO CIRCUMSTANCES INITIATE ANY ACTION IN COURT OR BY ARBITRATION AGAINST THE PROTECTED GROUP UNLESS IT IS PROCEDURALLY REQUIRED BY LAW TO NAME A MEMBER OF THE PROTECTED GROUP IN ORDER TO INITIATE SUCH PROCEEDING, WHICH NAMING SHALL NOT ALTER THE ABOVE WAIVERS AND LIMITATIONS. IN PLACING THEIR INITIALS AT THE PLACES PROVIDED, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE.

AUTHORIZED REPRESENTATIVE
OF SELLER'S INITIALS

BUYER'S OR AUTHORIZED REPRESENTATIVE
OF BUYER'S INITIALS

     (c) For purposes of this Section 13.8, the phrase "material adverse effect on Buyer" shall mean one or more inaccuracies in any of the representations or warranties made by Seller pursuant to Section 7.3 hereof or pursuant to Seller's Representation Certificate where Buyer can reasonably demonstrate that the liabilities, loss, curative cost or expense with respect to a particular Property resulting from such inaccuracies are more than Fifty Thousand and 00/100 Dollars ($50,000.00). If any such inaccuracies in any representation or warranty under Section 7.3 or pursuant to Seller's Representation Certificate shall not have a material adverse effect on Buyer, as determined in accordance with this Section 13.8 then Buyer shall not be entitled to any right or remedy under this Agreement, at law or equity, as a result of such inaccuracies.

     (d)  The provisions of this Section 13.8 shall survive
Closing or any termination of this Agreement.

          13.9. NOTICES. All elections, notices and demands required or permitted hereunder shall be given in writing and shall be delivered either by: personal service or a national overnight delivery service such as Federal Express. Facsimile transmission is acceptable provided however that such transmission shall be followed by next day delivery via one of the foregoing means of delivery. Notices shall be addressed or transmitted as appears below for each party; provided, that if any party gives notice of a change of name or address, notices to the giver of that notice shall thereafter be given as set forth in that notice. Notice shall be deemed delivered and effective upon actual receipt at the following addresses or such other addresses as the parties may notify each other by similar notice:

     If to Seller, to:

          Prudential-Bache Properties, Inc.
          One Seaport Plaza
          199 Water Street - 28th Floor
          New York, New York  10292-0116
          Attention:  Brian J.  Martin
          Facsimile No.: (212) 214-1422

     With a copy to:

          Skadden, Arps, Slate, Meagher & Flom, LLP
          919 Third Avenue
          New York, NY  10022
          Attention:  Jay Sobel, Esq.
          Facsimile No.: (212) 735-2000


     If to Buyer, to:

          c/o Whitehall Street Real Estate Limited Partnership XI
          85 Broad Street
          New York, New York  10004
          Attention:  Mr. Stuart M. Rothenberg
          Facsimile No.:  (212) 357-5505

     With copies to:

          Archon Group, L.P.
          600 East Las Colinas Blvd.
          Irving, Texas 75039
          Attention:  Mr. Ernest O. Perry III
          Facsimile No.:  (972) 830-7644
                    and

          Arent Fox Kintner Plotkin & Kahn, PLLC
          1050 Connecticut Avenue, N.W.
          Washington, D.C.  20036
          Attention:  Mark M. Katz, Esq.
          Facsimile No.:  (202) 857-6395

          13.10. PUNITIVE DAMAGES. Each party waives any claims it may now have or may in the future have arising out of this transaction for exemplary, punitive and/or penalty damages.

          13.11. INSURANCE. Buyer shall be responsible for obtaining casualty and liability insurance on the Property as of the Closing Date.

          13.12. ASSIGNMENT. Buyer may not assign this Agreement without Seller's prior written consent except to an entity controlling, controlled by or under common control with Whitehall Street Real Estate Limited Partnership XI ("Whitehall"), in which Whitehall directly or indirectly holds greater than fifty percent (50%) of the ownership interests (an "Affiliate"). The valid assignment of this Agreement shall not relieve Buyer of liability under this Agreement, unless to an Affiliate which assumes all of Buyer's obligations hereunder. Buyer shall deliver to Seller a copy of any such assignment together with such additional information regarding the assignee as Seller may reasonably request not less than ten (10) days prior to Closing.

          13.13. SEVERABILITY. In the event that any provision of this Agreement, including the arbitration provisions, is determined to be unlawful then that provision shall be deemed stricken and the balance of the Agreement shall be enforceable. If the stricken provision relates to the arbitration procedure, then the stricken provision shall be replaced by such provision as is statutorily required.

          13.14. ATTORNEYS' FEES, COSTS AND PRE-JUDGMENT INTEREST. Each party waives any right to claim attorneys' fees, costs or pre-judgment interest in connection with any dispute or award concerning this transaction, except as expressly provided for herein.

          13.15. GOVERNING LAW. This contract and the legal relations between the parties shall be governed by and construed in accordance with the substantive laws of the State of New York.

          13.16. FURTHER ASSURANCES. Each of the parties hereto shall, at the request of the other party, execute, acknowledge and deliver any further instruments, and take such further actions, as the requesting party may reasonably request, to carry out effectively the intent of this Agreement. The provisions of this Section 13.16 shall survive the Closing.

          13.17.    SANDPEBBLE VILLAGE ZONING MATTERS.
Notwithstanding anything to the contrary contained herein, (a) the obligation of Buyer to close under this Agreement with respect to the Property known as Sandpebble Village, Sparks, Nevada (the "Sandpebble Property") is subject, in addition to the conditions set forth in Section 3.10 hereof, to the delivery by Seller to Buyer, at Seller's sole cost and expense, prior to or at Closing, of documentation providing valid evidence that the appropriate municipal authority in Sparks, Nevada with jurisdiction has (i) removed condition number three set forth in the special use permit, case no. SP-81-82 dated December 29, 1982
(as amended or modified) under which the Sandpebble Property was developed, and (ii) issued the appropriate variance and amendment to special use permit, zoning change or other measure such that the current number of residential units located on the Sandpebble Property are permitted under the municipal density requirements of Sparks, Nevada without further conditions or restrictions on-site or off-site (collectively, the "Additional Sandpebble
Condition"), (b) the Additional Sandpebble Condition may be waived in writing by the Buyer, (c) the Additional Sandpebble
Condition shall not be a condition to Buyer's obligation to close under this Agreement with respect to any other Property, (d)
Seller may, but shall not be obligated to, adjourn the Closing
Date with respect to the Sandpebble Property for a period not exceeding seventy-five (75) days in the event that the Additional Sandpebble Condition shall not have been satisfied on or prior to the scheduled Closing Date, (e) Seller shall have no obligation to satisfy the Additional Sandpebble Condition, and the failure of such condition to be satisfied shall in no event (x) constitute a default by Seller or a breach of any of Seller's representations or warranties, (y) be the basis of any claim by Buyer against Seller, or any right of Buyer to terminate this Agreement with respect to any Property other than the Sandpebble Property or to request an adjustment to the Purchase Price (other than a reduction in an amount equal to the Allocated Purchase
Price for such Property), or (z) otherwise affect or excuse any of Buyer's covenants, agreements or obligations under this Agreement, and (f) in the event that Seller has not satisfied the Additional Sandpebble Condition on or prior to the Closing Date
(as the same may be adjourned by Seller as provided above), and Buyer shall not have elected to waive such condition, Seller may, at Seller's option, withdraw the Sandpebble Property from this Agreement and terminate this Agreement as to such Property, upon which termination, provided that Buyer is not in default hereunder, Seller shall instruct the Escrow Agent to return the Allocated Earnest Money with respect to such Property to Buyer.


          13.18.    THIS AGREEMENT SHALL NOT BE BINDING AND
EFFECTIVE UNTIL EXECUTED BY BOTH BUYER AND SELLER.


          [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement is executed by the parties on the date first above written.

BUYER:

WXI/SPN REAL ESTATE LIMITED PARTNERSHIP

By:  WXI/SPN Gen-Par, L.L.C.,
       General Partner


By: /s/ Alan Kava
    ----------------------

SELLER(S):

PRUDENTIAL-BACHE/A.G. SPANOS
    REALTY PARTNERS L.P., I

By:  Prudential-Bache Properties, Inc.,
       General Partner

     By: /s/ Brian J. Martin
         --------------------------

By:  A.G. Spanos Realty Partners, L.P., a
     California limited partnership,
       General Partner

     By: AGS Financial Corporation,
         General Partner


         By: /s/ Arthur J. Cole
             --------------------------


     By:  A.G. Spanos Realty Capital, Inc.,
             General Partner


         By: /s/ Arthur J. Cole
             --------------------------

                            SCHEDULE 1

               PROPERTY NAMES AND LOCATIONS/SELLERS

Cameron Creek, Tempe, AZ
Prudential-Bache/A.G. Spanos Realty
Partners L.P., I


Bernardo Crest, San Diego, CA
Prudential-Bache/A.G. Spanos Realty
Partners L.P., I


Pointe West, Aurora, CO
Prudential-Bache/A.G. Spanos Realty
Partners L.P., I


Sandpebble Village, Sparks, NV
Prudential-Bache/A.G. Spanos Realty
Partners L.P., I

                            SCHEDULE 2

                         PREPAYMENT FEES


Cameron Creek, Tempe, AZ
None


Bernardo Crest, San Diego, CA
None


Pointe West, Aurora, CO
None


Sandpebble Village, Sparks, NV
None

                            SCHEDULE 3

          PURCHASE PRICE AND EARNEST MONEY ALLOCATIONS/
                         TAX ALLOCATIONS

A. The following sets forth the Allocated Purchase Price and the Allocated Earnest Money for each of the Properties:


Cameron Creek, Tempe, AZ
$10,512,306
$525,600


Bernardo Crest, San Diego, CA
$20,833,492
$ 1,041,600


Pointe West, Aurora, CO
$6,496,033
$324,750


Sandpebble Village, Sparks, NV
$9,062,091
$453,050



B.   The following sets forth the portion of the Allocated
     Purchase Price allocated to Personalty for all of the
     Properties:


Cameron Creek, Tempe, AZ
$158,250

Bernardo Crest, San Diego, CA
$162,000

Pointe West, Aurora, CO
$103,500

Sandpebble Village, Sparks, NV
$177,000

                            SCHEDULE 4

                        SERVICE CONTRACTS

                            SCHEDULE 5

                  PROPERTY MANAGEMENT CONTRACTS


Cameron Creek, Tempe, AZ
November 18, 1988


Bernardo Crest, San Diego, CA
November 18, 1988


Pointe West, Aurora, CO
November 18, 1988


Sandpebble Village, Sparks, NV
November 18, 1988

                            SCHEDULE 6

                 (RENT ROLLS/DELINQUENCY REPORTS/
                    SECURITY DEPOSIT REPORTS)

                            SCHEDULE 7

                            LITIGATION

                            SCHEDULE 8

                      ENVIRONMENTAL REPORTS

Bernardo Crest
San Diego CA
9/17/1997
Phase I Environmental Assessment


Cameron Creek (Arizona)
Tempe AZ
10/16/1997
Phase I Environmental Assessment


Pointe West
Aurora CO
9/9/1997
Phase I Environmental Assessment


Sandpebble Village
Sparks NV
10/2/1997
Phase I Environmental Assessment

                            SCHEDULE 9

                       ENGINEERING REPORTS




Bernardo Crest
San Diego, CA
Property Condition Report
Eckland Consultants
9/17/1997
Seismic Report
Eckland Consultants
9/17/1997


Sandpebble Village
Sparks, NV
Property Condition Report
Eckland Consultants
9/16/1997


Cameron Creek
Tempe, AZ
Property Condition Report
Eckland Consultants
10/16/1997


Pointe West
Aurora, CO
Property Condition Report
Eckland Consultants
9/8/1997

                           SCHEDULE 10

              LEASING AND CREDIT APPROVAL GUIDELINES